UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2012

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) On April 3, 2012, Halcón Resources Corporation (the “Company” or “Halcón”) dismissed its independent registered public accounting firm, UHY LLP (“UHY”). The decision to dismiss UHY was approved by the Audit Committee of the Board of Directors of the Company. UHY’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2011 and December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2011 and December 31, 2010 and for the subsequent interim period through the date of this report, there were no disagreements between the Company and UHY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to UHY’s satisfaction, would have caused UHY to make a reference to the subject matter of the disagreement in connection with its report for such years and subsequent interim periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K for such years and for the subsequent interim period through the date of this report.

The Company has provided UHY with a copy of this Current Report on Form 8-K. A copy of UHY’s letter, dated April 4, 2012, stating its agreement with the above statements, is attached hereto as Exhibit 16.1.

(b) On April 3, 2012, the Audit Committee engaged Deloitte & Touche LLP (“Deloitte”) to serve as its new independent registered public accounting firm for the 2012 fiscal year. During the years ended December 31, 2011 and December 31, 2010 and for the subsequent interim period through the date of this report, neither the Company nor anyone acting on its behalf consulted Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as defined in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Item 8.01	Other Events.

On March 28, 2012, the Company mailed a definitive information statement to its common stockholders notifying them that Halcón’s majority stockholder consented to the issuance of common stock, par value $0.0001 (“common stock”), upon the conversion of 4,444.4511 shares of its 8% Automatically Convertible Preferred Stock, par value $0.0001 (“preferred stock”). The shares of our preferred stock were issued and sold by us on March 5, 2012 pursuant to a previously announced private placement. In accordance with the terms of a Certificate of Designation, Preferences, Rights and Limitations of 8% Automatically Convertible Preferred Stock (the “Certificate of Designation”) filed by Halcón with the Delaware Secretary of State on March 2, 2012, the conversion of the preferred stock into common stock will automatically occur on the twentieth day after the date of mailing of the definitive information statement to our stockholders, or April 17, 2012. On such date, each share of preferred stock will automatically convert into 10,000 shares of common stock, or 44,444,511 shares of common stock in the aggregate. Additional information regarding the private placement and the conversion of the preferred stock can be found in our definitive information statement on Schedule 14C filed with the SEC on March 22, 2012.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to our Form 8-K filed on March 5, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

16.1	Letter from UHY LLP, dated April 4, 2012, regarding the change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

April 4, 2012	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer